Exhibit 10.1

CONVERTIBLE CREDIT AGREEMENT

THIS CONVERTIBLE CREDIT AGREEMENT (this “Agreement”), dated and effective as of December     14    , 2023 (the “Effective Date”), is made by Hapi Metaverse Inc., a Delaware corporation (the “Lender”) and Value Exchange International, Inc., a Nevada corporation (the “Borrower” and together with the Lender, each a “Party” and together the “Parties”).

Background:

A.	The Lender desires to provide, at the option of the Lender, a credit line to the Borrower, and the Borrower desires to receive from the Lender a credit line (the “Loan”) that provides a maximum, aggregate credit line of ONE MILLION UNITED STATES DOLLARS (US$1,000,000.00) (the “Credit Line Amount” being the maximum possible principal of the Loan) and to do so pursuant to the terms of this Agreement.

B.	Any advance of money under the Credit Line by the Lender to the Borrower will be referred to as an “Advance”. “Person” means a natural person, corporation, partnership, limited partnership, limited liability company, business trust, other trust, organization, association, governmental authority or entity or other entity – in which instance who is not a Party or an Affiliate of a Party. “Business Days” means a weekday that the banks in Hong Kong Special Administrative Region of the People’s Republic of China (Hong Kong) are open for business on regular operating hours. “Affiliates” has the meaning in 17 Code of Federal Regulations §230.405.

Intending to be legally bound, the Parties agree:

1.       Loan; Closing. (a) Terms of Loan. Upon and after the Effective Date, the Lender shall extend to the Borrower a credit line for a maximum amount equal to an amount not exceeding the Credit Line Amount. From time to time during the term of this Agreement, the Borrower may request an advance on the Credit Line in accordance with the instructions set forth Exhibit A hereto (each being an “Advance Request”) from the Lender. The Lender will advise the Borrower within three (3) Business Days after receipt of an Advance Request if the Lender will make an Advance to the Borrower and the amount of the Advance. The Lender may refuse any Advance Request made by the Borrower without cause and without explanation or offer to fund an amount less than requested by the Borrower. Neither this Agreement nor any provision herein will obligate the Lender to approve any Advance Request. If the Lender approves any Advance Request, the advance of money under that Advance Request will be made within ten (10) days after approval of the Advance Request by the Lender, as the case may be, by wire transfer to the Borrower’s bank account listed in Exhibit A hereto. Each Advance shall bear a simple interest rate of eight percent (8%) per annum (based upon a 365- day year. Each Advance and all accrued but unpaid interest thereon shall, at the discretion of the Lender, either (i) be repaid in cash and/or (ii) convert into shares of common stock of the Borrower (the “Common Stock”) as provided in Section 2 below on and shall be due and payable on the third (3rd) anniversary of the date that the Advance is received by the Borrower in good funds on deposit (the “Advance Maturity Date”). An Advance Maturity Date may be extended by the Lender who made the Advance for a one-time extension not to exceed the thirty (30) consecutive days immediately following the Advance Maturity Date. Each Advance shall not be secured by a lien or other encumbrance on any Borrower assets (including, without limitation, ownership interests in the Borrower’s subsidiaries or assets of any of Borrower’s subsidiaries) but shall be solely a general unsecured debt obligation of the Borrower.

(b)      Payment of Principal and Interest. The Borrower shall pay the unpaid principal amount of an Advance that has not been previously converted into the “Securities” (as defined below) on or before that the Advance Maturity Date along with any unpaid interest accrued on that Advance. Prior to the Advance Maturity Date, unpaid interest accrued on any Advance shall be paid on the last Business Day of June and on the last Business Day of December of each year in which the Advance is outstanding and not converted into Securities.

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(c)       Warrants. In the event that the Lender elects to convert any portion of an Advance into shares of Common Stock in accordance with Section 2 below and in lieu of cash payment in satisfaction of that Advance, then and only then shall the Borrower issue to the Lender five (5) detachable warrants for each share of Common Stock issued in a Conversion (“Warrants”) in addition to the shares of Common Stock issued in the Conversion as defined under Section 2 below. Each Warrant will entitle the Lender to purchase one (1) share of Common Stock (“Warrant Shares”) at a per-share exercise price equal to the “Conversion Price” (as defined below). Each Warrant will be registered in the name of the Lender who requested the Conversion, or in a nominee name as designated by the Lender. The exercise period for each Warrant will be five (5) years from the date of issuance of the Warrant. Any nominee of the Lender must meet any compliance requirements for an investor under the exemption from registration of the Securities under applicable securities laws and regulations.

(d)       Origination Fee. An origination fee of ten percent (10%) of the Advance (the “Origination Fee”) shall be accrued and is payable in cash by the Borrower to the Lender and/or converted into shares of Common Stock of the Borrower as provided in Section 2 below, upon one (1) month from the date of issuance of the Notice of Conversion.

(e)       Prepayment. The Borrower may, at its option, at any time during the term of this Agreement, prepay a portion or all amounts of the outstanding Advance to the Lender, without incurring penalties, additional interest, or other fees or charges.

(f)       Additional Definitions. “Closing” means the date on which all conditions in Section 4 are completed and “Closing Date” means the date of the Closing. “Securities” means shares of Common Stock and Warrants issued or issuable under this Agreement to the Lender or its nominees or assignees and shares of Common Stock issuable or issued upon exercise of the Warrants.

2.        Conversion of Loan. (a) Optional Conversion. (i) Each Advance shall be convertible, in whole or in part, into shares of Common Stock, at the option of either Party (being referred to as a “Conversion”), at any time and from time to time, at a price per share equal the “Conversion Price” (as defined below), subject to adjustment as provided herein. The Lender shall effect conversions by delivering to the Borrower a Notice of Conversion, the form of which is attached hereto as Exhibit B (a “Notice of Conversion”), specifying therein the amount of the Advance and accrued interest, if any, to be converted, and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed received by the Borrower at its principal executive offices by a senior officer of the Borrower. Conversions hereunder shall have the effect of lowering the Advance in an amount equal to the amount of the Advance that is converted in a Conversion. The Lender and the Borrower shall maintain records showing the amount of the Advance converted and the date of each Conversion.

(ii)       Conversion Price. The price for conversion of an Advance into shares of Common Stock is US$0.045 per share, which is based on twenty-five percent (25%) discount of the Borrower’s market closing price as of 12 December 2023 (the “Conversion Price”).

(iii)       Conversion Procedure. The Conversion procedure set forth in Section 2(a)(i) above will be followed by the Lender in any Conversion under Sections 2(b), (c) and (d).

(b)        Conversion at Maturity Date. (i) To the extent that any Advances are not earlier repaid in cash or converted pursuant to the provisions of this Section 2, on the Advance Maturity Date, the amount of the Advances not previously converted into Securities under this Agreement, or any portion thereof, owed to the Lender may be converted by the Lender into shares of Common Stock at the Conversion Price.

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(c)        Conversion upon a Change in Control Transaction. In the event that prior to the time of repayment of any Advance that has not previously been converted into Securities, the Borrower shall consummate a “Change in Control Transaction” (as defined below), then the total amount of Advances outstanding and not previously converted into Securities shall convert into shares of Common Stock at the Conversion Price upon receipt of written notice from the Lender to the Borrower, subject to adjustment as provided herein. “Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Borrower with or into any Person and the Borrower is not the surviving entity, or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Borrower prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving entity after the transaction or transactions, or (ii) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the operating assets of the Borrower or substantially all of the Borrower’s equity interests in the operating and wholly-owned subsidiaries, determined on a consolidated basis, to a third party.

(d)       Conversion upon Breach of this Agreement. In the event that the Borrower breaches any provision of this Agreement and does not remedy that breach within thirty (30) days after receipt of a written demand from the Lender (“Demand”), which Demand shall describe the breach, (a “Conversion Breach Event”), then the Lender may convert all or any portion of the unpaid amount of Advance or Advances into shares of Common Stock at the Conversion Price. Upon occurrence of a Conversion Breach Event that is not timely remedied and receipt of a Notice of Conversion, the Borrower shall convert the requested Conversion amount of all outstanding amount of Advances not previously converted into Securities into shares of Common Stock within ten (10) days after receipt of the Notice of Conversion and in accordance with this Section 2.

(e)       Cancellation. In the event all Advances are paid in full by cash or are converted into shares of Common Stock, the Lender shall surrender all executed originals of this Agreement to the Borrower along with all promissory notes executed to evidence any Advance and all of such originals of this Agreement and each of the promissory notes shall be thereupon cancelled and marked “paid in full” on its face.

(f)       No Fractional Shares. No fractional shares shall be issued upon the Conversion of any Advances or any portion thereof. In the Lender’s sole discretion, the Borrower shall either pay to the Lender in cash the unconverted amount that would otherwise be converted into such factional share or interest in a share, or round the shares being issued upon Conversion up to the nearest whole number.

(g)       Sufficient Authorized Shares. The Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon Conversion of all possible Advances under this Agreement, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender or any Affiliates of the Lender, not less than such number of shares of Common Stock issuable upon conversion of the all outstanding Advances not previously converted into Securities hereunder. The Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and free and clear of any lien or encumbrance.

(h)       Stamp Tax. The issuance of shares of Common Stock on Conversion of any Advances or any portion thereof shall be made without charge to the Lender, as the case may be, for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such shares upon conversion.

(i)       Restricted Securities. The Lender understands that the shares of Common Stock issuable upon conversion of the Advances, the Warrants and the shares of Common Stock issuable upon exercise of any Warrant will be “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “1933 Act”) and may not be sold, pledged, assigned or transferred and must be held indefinitely in the absence of (i) an effective registration statement under the 1933 Act and applicable state securities laws with respect thereto or (ii) an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act as evidenced by an opinion of counsel satisfactory to the Borrower that such registration is not required. The certificates for the Common Stock issuable upon conversion of the Advances or any Advance or upon exercise of any Warrants shall bear the following or similar legend (in addition to such other restrictive legends as are required or deemed advisable under any applicable law by Borrower or any other agreement to which the Borrower is a party):

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“THE SECURITIES REPRESENTED HEREBY OR ISSUABLE UPON EXERCISE OF THOSE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED, EXCEPT AS PERMITTED UNDER THE 1933 ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION, AN AVAILABLE EXEMPTION THEREFROM, OR A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR UNDER THE SECURITIES LAWS OF ANY STATES. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(j)       Other Legends. The Lender consents to the Borrower making a notation on the Borrower’s records or giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer set forth and described herein on the shares of Common Stock and Warrants and shares of Common Stock issued or issuable upon exercise of Warrants. Further, certificates shall also bear any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

3.       Use of Proceeds. The Borrower shall use the funds of each Advance for working capital, including expansion of existing business operations or business lines to new geographical markets in Asia or other geographical markets; for development of new business lines (whether in existing or new geographical markets); acquisition of assets or companies (whether in existing or new geographical markets); and payment of any sums due under this Agreement or other credit or loan agreement with the Lender, if any.

4.       Closing Conditions. (a) The obligations of the Borrower hereunder in connection with the Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects on the Closing Date of the representations and warranties of the Lender contained herein (unless as of a specific date therein in which case it shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of the Lender required to be performed at or prior to the Closing Date shall have been performed;

(iii)       the delivery by the Lender of a completed and signed original of this Agreement as well as any other documents and agreements reasonably necessary to consummate the Closing; and

(iv)       the Lender has provided a completed and signed investor questionnaire provided by the Borrower to the Lender.

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(b)       The respective obligations of the Lender hereunder in connection with the Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Borrower contained herein (unless as of a specific date therein);

(ii)      all obligations, covenants and agreements of the Borrower required to be performed at or prior to the Closing Date shall have been performed;

(iii)      the delivery by the Borrower of a completed and signed original of this Agreement as well as any other documents and agreements reasonably necessary to consummate the Closing;

(iv)      there shall have been no Material Adverse Effect with respect to the Borrower since the Effective Date; and

(v)       from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the United States of America (U.S.) Securities and Exchange Commission (SEC) or by the Borrower’s principal U.S. public market for its Common Stock (“Trading Market”) and at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg or any successor stock quotation service shall not have been suspended or limited.

(c)       Each Party shall in good faith and diligently remedy any condition set forth above that is an obligation of that Party upon written notice from any other Party. All conditions to the Closing set forth above in Sections 4(a) and (b) will be deemed satisfied if no Party objects in a written notice to the other Parties within five (5) days after the Effective Date.

5.       Events of Default. (a) The following shall constitute events of default (each an “Event of Default”): (i) default shall be made in the payment of any Advance when due and payable under this Agreement and the Borrower fails to cure such default within ten (10) days after receipt of a written notice of default from the Lender or its authorized agent is received by the Borrower;

(ii)      there is a default by the Borrower in the observance or performance of any non- monetary material covenant or agreement contained herein and the Borrower fails to cure such default within thirty (30) days after written notice of default from the Lender or its authorized agent is received by the Borrower (or within such other longer time period as may be therein specifically provided);

(iii)     failure of the Borrower to comply with the obligations, terms, covenants or conditions contained in this Agreement, or breach by the Borrower of any obligations, covenant, representation or warranty contained in this Agreement that is not cured within thirty (30) days from the receipt of a written notice from a Lender or its authorized agents by Borrower, which written notice will state the specific failure or breach by the Borrower;

(iv)      filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against the Borrower, which filing or proceeding, is not dismissed within sixty (60) days after the filing or commencement thereof, or if the Borrower shall become, or in light of its usual business conditions is likely to become, insolvent and is unable to pay its debts or liabilities as they fall due;

(v)       a petition to a court of competent jurisdiction shall be filed for the entry of an order, judgment or decree approving a petition filed against the Borrower seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such petition shall remain unvacated or not removed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof or rejected by such court; or any trustee, receiver or liquidator of the Borrower or of all or any part of the assets, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of the Borrower and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);

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(vi)       for debts or judgments in excess of One Hundred Thousand United States Dollars (US$100,000.00) in face amount, a writ of execution or attachment or any similar process shall be issued or levied against all of the Borrower’s assets, or any judgment involving monetary damages shall be entered against the Borrower which shall become a lien on all of the Borrower’s assets and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy; or

(vii)       the Borrower ceases to carry on its primary business line for ninety (90) consecutive days.

(b)    Accelerated Payment; No Presentment. If, at any time, an Event of Default shall occur and is not timely remedied, then the unpaid amount of all Advances shall become immediately due and payable without presentment, demand or protest, all of which are hereby waived by the Borrower.

6.       The Borrower’s Warranties and Representations. The Borrower represents and warrants to the Lender as of the Effective Date and as of the Closing Date as follows:

(a)       Good Standing. The Borrower and each of its wholly-owned subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Borrower nor any of its wholly-owned subsidiaries is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Borrower and its wholly-owned subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Borrower and its wholly-owned subsidiaries, taken as a whole, or (iii) a material adverse effect on the Borrower’s ability to perform in any material respect on a timely basis its payment obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The execution and performance of this Agreement by the Borrower have been duly authorized by all necessary corporate actions.

(b)      No Conflict. The execution and performance of this Agreement by the Borrower have been duly authorized by all necessary actions. This Agreement has been duly executed and delivered by the Borrower and is the legal, valid, and binding obligation of the Borrower and is fully enforceable against the Borrower according to its terms.

(c)       Non-Assessable Shares. All of the shares of Common Stock to be issued upon any Conversion of the unpaid amount due under any Advances shall be, when issued, duly authorized, validly issued, fully paid, non-assessable free and clear of all liens, pledges, security interests, charges and encumbrances.

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(d)       Compliance. Neither the Borrower nor any of its wholly-owned subsidiaries (to the best of their respective knowledge as of the Closing Date): (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Borrower or any of its wholly-owned subsidiaries under), nor has the Borrower or any of its wholly-owned subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)       Money Laundering. The operations of the Borrower and its wholly-owned subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or any of its wholly- owned subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrower or any of its wholly owned subsidiaries, threatened.

(f)       Regulation M Compliance. The Borrower has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Borrower to facilitate the sale or resale of any of the securities issuable under this Agreement, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of those securities, or (iii) paid or agreed to pay to any entity or person any compensation for soliciting another to purchase any other securities of the Borrower issuable under this Agreement.

(g)       Office of Foreign Assets Control. Neither the Borrower nor any of its wholly owned subsidiaries nor, to the Borrower’s knowledge, any director, officer, agent, employee or affiliate of the Borrower or any of its wholly owned subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (OFAC).

(h)       Foreign Corrupt Practices. Neither the Borrower nor any of its wholly owned subsidiaries, nor to the knowledge of the Borrower, any agent or other person acting on behalf of the Borrower, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Borrower or any of its wholly-owned subsidiaries (or made by any person acting on its behalf of which the Borrower is aware) which is in violation of law, or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act, as amended.

(i)       No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(j)      No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced, and no inquiry or investigation by any governmental authority shall have been commenced, against the Borrower or any of its wholly- owned subsidiaries, or any of the officers, directors or affiliates of the Borrower or any of its wholly- owned subsidiaries, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking material damages in connection with such transactions.

7.       The Lender’s Warranties and Representations. The Lender hereby represents and warrants as of the date hereof and as of the Closing Date to the Borrower as follows (unless as of a specific date is stated therein):

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(a)       Good Standing. The Lender is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Lender of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Lender. This Agreement has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The execution and performance of this Agreement by the Lender have been duly authorized by all necessary corporate actions.

(b)       Investment Intent. The Securities are being acquired for the Lender’s own account, for investment purposes only, and not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

(c)       Knowledge. The Lender has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. The Lender has, in connection with its decision to purchase the securities hereunder, relied only upon the representations and warranties contained herein. Further, the Lender has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Borrower, concerning the terms and conditions of the investment and the business and affairs of the Borrower, as the Lender considers necessary in order to form an investment decision. The Lender has reviewed filings by the Borrower with the SEC and has had an opportunity to ask questions about the Borrower and its Securities and to receive answers to those questions prior to the Effective Date.

(d)       Accredited Investor. The Lender is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the 1933 Act or is a sophisticated investor knowledgeable about risks of an investment in the Borrower’s Securities and knowledgeable about the business and industry of the Borrower, either directly or through a personal representative. The Lender has a substantive, pre-existing business relationship with the Borrower. The Lender is not purchasing the Borrower’s securities hereunder as a result of any advertisement, article, notice or other communication regarding the securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. The Lender has a pre-existing and substantive business relationship with the Borrower. Prior to signing this Agreement, the Lender has: (i) had an opportunity to ask questions about the business and financial affairs of the Borrower and about the Securities and to receive answers to those questions from the Borrower; and (ii) had an opportunity to review the filings made by the Borrower with the SEC.

(e)      No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(f)      No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced, and no inquiry or investigation by any governmental authority shall have been commenced, against the Lender or any of its wholly-owned subsidiaries, or any of the officers, directors or affiliates of the Lender or any of its wholly-owned subsidiaries, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking material damages in connection with such transactions.

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(g)       Money Laundering. The operations of the Lender and its wholly-owned subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Money Laundering Laws (as defined above), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lender or any of its wholly-owned subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Lender or any of its wholly owned subsidiaries, threatened.

(h)      Office of Foreign Assets Control. Neither the Lender nor any of its wholly owned subsidiaries nor, to the Lender’s knowledge, any director, officer, agent, employee or affiliate of the Lender or any of its wholly owned subsidiaries is currently subject to any U.S. sanctions administered by the OFAC.

8.       Securities Law Compliance. Each Party agrees, represents and warrants to the other Parties as follows that the Party will cooperate with the other Parties in ensuring that the transactions contemplated under this Agreement comply with all applicable federal and state securities laws and regulations. The Borrower will file a Form D with the SEC and applicable states for the issuance of Securities under this Agreement. The Lender will promptly complete and sign an investor questionnaire and other documents or instruments reasonably required under applicable federal and state securities laws and regulations as provided by the Borrower and timely tender that investor questionnaire and those other documents and instruments as part of the compliance with federal and state securities law compliance under this Agreement. The issuance of Securities under this Agreement is intended to be exempt from registration under the 1933 Act under Rule 506(b) of Regulation D under the 1933 Act. The Lender agrees to supply as and when requested by the Borrower any documents or information required to ensure compliance with applicable federal and state securities laws and regulations.

9.       Piggyback Registration Rights. (a)(i) Defined Terms. “Holder” means the owner of record of any securities of the Borrower issued or issuable under this Agreement. “Registrable Securities” means any of the Borrower’s Securities issued or issuable under this Agreement.

(ii) Piggyback Registration. The Borrower will notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of the Borrower (including, but not limited to, registration statements relating to secondary offerings of securities of the Borrower, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder will, within twenty (20) days after receipt of the above-described notice from the Borrower, so notify the Borrower in writing, and in such notice will inform the Borrower of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Borrower, such Holder will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Borrower with respect to offerings of its securities, all upon the terms and conditions set forth herein.

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(b)       Underwriting. If a registration statement under which the Borrower gives notice under this Section 9 is for an underwritten offering, then the Borrower will so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 9 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares or other Securities that may be included in the registration and the underwriting will be allocated, first, to the Borrower, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Borrower and the underwriter, delivered at least ten (10) Business Days prior to the effective date of the registration statement. This withdrawal right shall be the sole recourse of the Holder in any instance of an underwriter or underwriters, as the case may be, for any exclusion of Registrable Securities from registration. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” will be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)       Expenses. All expenses incurred in connection with a registration pursuant to this Section 9 (excluding underwriters’ and brokers’ discounts and commissions), including, without limitation, all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Borrower and the reasonable fees and disbursements of one (1) counsel for the selling Holders will be borne by the Borrower.

(d)       Obligations of the Borrower. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Borrower will, as expeditiously as reasonably possible:

(i)       Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days;

(ii)      Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

(iii)      Furnish to the Holders such number of copies of a prospectus including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(iv)       Use its good faith and diligent efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided the Borrower will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless already conducting business therein; and

(v)       In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed, as a condition to the Borrower’s obligations under this clause (v), each Holder participating in such underwriting will also enter into and perform its obligations under such an underwriting or underwriter’s agreement).

(e)       Notice. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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(f)       Deliverables. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date such Registrable Securities are delivered to the underwriters for sale, if such Securities are being sold through underwriters, or, if the Securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Borrower for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Borrower, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(g)       Furnish Information. It will be a condition precedent to the obligations of the Borrower to take any action pursuant to Section 9 that the selling Holders will furnish to the Borrower such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as will be required to timely effect the registration of their Registrable Securities and comply with applicable U.S. federal securities laws and regulations.

(h)       Delay of Registration. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 9. This Subsection 9(h) may be presented in any legal or administrative proceeding as, and shall constitute, a bar to any legal or administrative action by a Holder in violation of this Subsection 9(h).

10.       Termination. This Agreement may be terminated upon mutual agreement of both Parties.

11.       Waiver. The Borrower, for itself and each of its legal representatives, hereby waives presentment for payment, demand, right of setoff, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Agreement, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the obligations under this Agreement.

12.       Further Assurances. The Parties shall each perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement.

13.       Miscellaneous. (a) Entire Agreement; Amendments. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior written and oral understandings of the Parties with regard thereto. This Agreement may be modified, amended, or any term hereof waived only in writing by the Borrower and the Lender. Any amendment effected in accordance with this Section 13(a) shall be binding upon both Parties and their respective successors and assignees.

(b)       Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to the conflict of law provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the U.S. District Court for the District of Delaware and states courts of the State of Delaware, including appellate courts thereto, (collectively, the “Delaware Courts”) and each of the Parties hereby submits irrevocably to the exclusive jurisdiction of the Delaware Courts and agrees that these courts are a convenient forum. Each Party waives any claim of forum non conveniens in respect of the Delaware Courts.

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(c)       WAIVER OF JURY TRIAL. IN ANY ACTION SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(d)       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Lender and the Borrower will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(e)       Notices. (i) All notices and other communications required or permitted hereunder to be given to a Party to this Agreement shall be in writing and shall be telecopied/emailed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger. Any notice sent in accordance with this Agreement shall be effective (i) if mailed, seven (7) Business Days after mailing to the address set forth below for the recipient Party, (ii) if sent by messenger, upon delivery, at the notice address set forth below for the recipient Party, and (iii) if sent via telecopier/email, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and electronic confirmation of receipt using the telecopier or email address set forth below for the recipient Party.

To the Borrower:

Value Exchange International, Inc.

Address: Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit, Shatin, N.T., Hong Kong

Telephone: (852) 2950 4288 Attention to: Kenneth Tan

Email: 65.VEII.CG@value-exch.com

To the Lender:

Hapi Metaverse Inc.

Address: 4800 Montgomery Lane, Suite 210, Bethesda, Maryland, 20814 U.S. Telephone: (301) 971 3940

Attention to: Nathan Lee

Email: nathan@gigworldinc.com

(f)       Assignment; Waiver. This Agreement may not be assigned by either Party without the prior written consent of the other Party. This Agreement shall be binding upon the successors, assigns and representatives of each Party. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

(g)       Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

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(h)       Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.PDF” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.PDF” signature page was an original thereof.

(i)       Construction. The Parties agree that each of them and their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments thereto.

(j)       Payment Set Aside. To the extent that the Borrower makes a payment or payments to the Lender pursuant to this Agreement, or the Lender enforces or exercises its rights thereunder, and the Borrower’s payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrower, a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(k)       Replacement of Securities. If any certificate or instrument evidencing any Borrower securities is mutilated, lost, stolen or destroyed, the Borrower shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Borrower of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities and shall pay the costs incurred by the Borrower to replace the certificate or instrument of the securities.

(l)       Survival. The representations and warranties contained herein shall survive the Closing for one (1) year.

(m)       Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(n)       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

(o)       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other entity or person.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have executed this Convertible Credit Agreement as of the date first above written.

Borrower:	Value Exchange International, Inc.

Name:	Tan Seng Wee Kenneth
Title:	Chief Executive Officer

Lender:	Hapi Metaverse Inc.

Name:	Chan Heng Fai Ambrose
Title:	Executive Chairman

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EXHIBIT A

WIRE INSTRUCTIONS

All payments of unpaid principal of an Advance will be made by wire transfer to the Lender’s bank account in the United States, which wire instructions will be provided to the Borrower by the Lender.

Wire Instructions for Payment of Advance to the Borrower:

Name of Bank: Bank of China (Hong Kong) Limited

Address of Bank: Shop A, 16-20 Ngan Shing Commercial Centre, City One, Sha Tin, New Territories, Hong Kong

Telephone Number of Bank: (852) 3982 7375

Contact at Bank: Tse Yu Kei

Name of Accountholder: Value Exchange Int’l (China) Limited

Address of Accountholder: Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit, Shatin, N.T., Hong Kong

Telephone Number of Accountholder: (852) 2950 4288

Account Number:

ABA Routing Number: N/A

Swift #: BKCHHKHHXXX

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EXHIBIT B

NOTICE OF CONVERSION

To: Value Exchange International, Inc. Attention to: Chief Executive Officer

Date:_________________, 202_______

The undersigned hereby irrevocably elects to convert $__________________of the amount of an Advance into shares of Common Stock of Value Exchange International, Inc. according to the terms and conditions stated therein, as of the Conversion Date written below.

Conversion Calculations:

Date to Effect Conversion: ___________________

Principal Amount of Unpaid Advance to be Converted: $__________________

Accrued Interest on Advance to be Converted, if any: $__________________

Conversion Price: $__________________

Number of Conversion Shares: $__________________

Signature: _________________________________

Print Full Legal Name:_____________________________

Address for Delivery of Conversion Shares: _____________________________

_______________________________________________________________________

_______________________________________________________________________

or, if eligible:

DWAC Instructions: __________________

Broker No: __________________

Account No: __________________

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